Exhibit (e)

                             Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      1. That it previously had filed a Registration Statement on Form F-6 (Registration No. 333-152048), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement on Form F-6; and

      2. That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                 CITIBANK, N.A., as Depositary


                                                 By: /s/ Keith Galfo
                                                     ---------------------------
                                                     Name:  Keith Galfo
                                                     Title: Vice President